EXHIBIT 99.1
Flotek Reports Second Quarter 2023 Results Highlighted by
108% Sequential Growth in Gross Profit

HOUSTON - August 8, 2023 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced significantly improved operational and financial results for the second quarter ended June 30, 2023. The second quarter results further build upon the Company’s turn-around momentum as nearly all financial metrics showed strong sequential growth.

Financial Summary

(in thousands)	Q2 2023	Q2 2022	Percent Change	Q1 2023	Percent Change

Total Revenues	$50,594	$29,373	72%	$48,007	5%
Gross Profit (Loss)	$3,904	$(2,305)	269%	$1,880	108%
Adjusted Gross Profit (Loss) (1)	$5,091	$(1,578)	423%	$2,647	92%
Net Income (Loss)	$(21)	$6,240	NM	$21,343	NM
Adjusted EBITDA (1)	$(2,004)	$(7,242)	72%	$(3,851)	48%

(1)A non-GAAP financial measure. See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information, including reconciliations to the most comparable GAAP measures.

Second Quarter 2023 Highlights

•Reported gross profit of $3.9 million and adjusted gross profit(1) of $5.1 million marking the second consecutive quarter of positive results in both metrics. Second quarter of 2023 gross profit and adjusted gross profit(1) increased 108% and 92%, respectively, as compared to first quarter of 2023 results. Gross profit margin and adjusted gross profit margin(1) for the second quarter of 2023 increased to 8% and 10%, respectively.
•Achieved strong growth in total revenues of 72% from the second quarter of 2022, resulting from Flotek’s strategic 10-year supply agreement with ProFrac Holdings, LLC (“ProFrac”). Second quarter of 2023 total revenues increased 5% sequentially despite an industry-wide slowdown in upstream activity and benefited from a 68% increase in transactional (non-ProFrac) chemistry business compared to the first quarter of 2023.
•Improved adjusted EBITDA(1) for the eighth consecutive quarter reporting a 48% sequential increase.
•Appointed Dr. Ryan Ezell to the role of Chief Executive Officer to lead Flotek into its next phase of profitable growth.
•Appointed Mr. Harsha V. Agadi to the role of Chairman of the Board of Flotek.

(1)A non-GAAP financial measure. See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information, including reconciliations to the most comparable GAAP measures.

August 2023 Update

•Reiterate full year 2023 guidance for total revenues of $210 million to $230 million and an adjusted gross profit margin of 8% to 10%.
•Report considerable progress toward securing an asset-based loan (“ABL”). See balance sheet and liquidity discussion below.

Management Commentary

Chief Executive Officer Ryan Ezell commented, “Our second quarter results highlight our operational excellence and the rapid improvement in Flotek’s business fundamentals as we execute our corporate strategy. Our cost control initiatives continue to enhance profitability as demonstrated by adjusted gross profit nearly doubling from the first quarter with the associated margin increasing to 10%. Accordingly, we have high confidence in adjusted EBITDA turning positive before year-end.
“Operationally, even as the industry experienced less well stimulation activity during the quarter, our differentiated chemistry solutions, highlighted by the performance of our transactional chemistry business, enabled us to grow revenues and margins. Looking ahead, we are well positioned with a strong balance sheet that will be enhanced by the credit facility that we are actively pursuing. This will augment our liquidity and support our growth and path to sustained profitability.”
Second Quarter 2023 Financial Results
•Revenue: Flotek reported total revenues of $50.6 million for the second quarter of 2023, which was an increase of 72% compared to total revenues of $29.4 million for the second quarter of 2022 and a 5% increase compared to total revenues of $48.0 million for the first quarter of 2023. Second quarter of 2023 revenues benefited from a 68% sequential increase in transactional chemistry revenue.

•Gross Profit (Loss): The Company generated gross profit of $3.9 million as compared to a gross loss of $2.3 million for the second quarter of 2022 and gross profit of $1.9 million for the first quarter of 2023. The improvement in second quarter of 2023 gross profit was the result of the increase in transactional chemistry revenue during the quarter and continuing initiatives to drive further cost improvements with respect to freight logistics and materials.

•Adjusted Gross Profit (Loss) (Non-GAAP)(1): Flotek generated adjusted gross profit of $5.1 million during the second quarter of 2023 compared to adjusted gross loss of $1.6 million for the second quarter of 2022 and gross profit of $2.6 million for the first quarter of 2023. Adjusted gross profit (loss) primarily excludes non-cash items, including amortization of contract assets, which reduces both revenue and gross profit.

•Selling, General and Administrative (“SG&A”) Expense: SG&A expense totaled $8.4 million for the second quarter of 2023 compared to $6.8 million for the second quarter of 2022 and $6.5 million for the first quarter of 2023. Second quarter of 2023 SG&A included legal costs incurred in connection with the settlement of a portion of ongoing legacy litigation, as well as the final costs associated with the CEO transition. SG&A during the first quarter of 2023 included a $1.1 million credit to stock compensation expense related to head-count reductions. Excluding non-cash stock compensation, second quarter SG&A increased $0.5 million sequentially.
•Severance Costs: Flotek recorded a $2.3 million credit to severance expenses during the second quarter of 2023 in connection with the settlement of a portion of ongoing legacy litigation. The Company had accrued certain severance payments in connection with this litigation in prior years and reversed the accrual during the second quarter after reaching the settlement.

•Net Income (Loss) and EPS: Flotek reported a net loss of $21 thousand, or $0 per basic share, for the second quarter of 2023. This compares to net income of $6.2 million, or $0.08 per basic share, for the second quarter of 2022 and net income of $21.3 million, or $0.22 per basic share, in the first quarter of 2023. Net income/(loss) during the second quarter of 2023 and 2022 and the first quarter of 2023 included non-cash gains on the fair value measurement of convertible notes totaling $3.9 million, $17.2 million, and $26.1 million, respectively.

•Adjusted EBITDA (Non-GAAP)(1): Adjusted EBITDA was negative $2.0 million in the second quarter of 2023 as compared to negative $7.2 million in the second quarter of 2022 and negative $3.9 million in the first quarter of 2023. Adjusted EBITDA continues to trend upward and the Company expects to report positive adjusted EBITDA during 2023.

(1)See the “Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings” section in this release for more information, including reconciliations to the most comparable GAAP measures.

Balance Sheet and Liquidity

Flotek has received credit approval from a prospective lender in connection with a proposed ABL. The Company is reviewing the loan documents as well as completing final administrative matters prior to closing. The proposed ABL would provide credit availability based upon eligible accounts receivable, inventory and real estate values. The Company expects to provide an update before the end of August 2023.

Cash and cash equivalents were $8.8 million as of June 30, 2023, compared to $12.4 million as of March 31, 2023. Cash and cash equivalents were used during the quarter for working capital purposes.

Conference Call Details

Flotek will host a conference call on August 9, 2023, at 9:00 a.m. CDT (10:00 a.m. EDT) to discuss its second quarter 2023 results. Participants may access the call through Flotek’s website at www.flotekind.com under “Webcasts’’ or by telephone toll free at 1-844-835-9986 (international toll: 1-412-317-5270) approximately five minutes prior to the start of the call. Following the conclusion of the conference call, a recording of the call will be available on the Company’s website.

Upcoming Investor Event
Members of the Company’s management are scheduled to participate in EnerCom Denver – The Energy Investment Conference to be held in Denver, Colorado, August 14-16, 2023. Ryan Ezell, Chief Executive Officer of Flotek, will present on August 15, 2023, at 8:50 a.m. MT and will be joined by Bond Clement, Chief Financial Officer, in hosting meetings with investors throughout the day. Dr. Ezell will also participate in a service industry panel discussion on August 16 at 9:50 a.m. MT. A live webcast of the events will be available on the conference website at www.enercomdenver.com. Presentation slides will be posted on the Investor Relations section of Flotek’s corporate website at www.flotekind.com prior to the start of the presentation.

About Flotek Industries, Inc.

Flotek Industries, Inc. is an advanced technology-driven, green chemical and data analytics company providing unique and innovative completion solutions that have a proven, positive impact on sustainability and reducing the overall environmental impact of energy on air, land, water and people. Flotek has an intellectual property portfolio of over 170 patents and a global presence in more than 15 countries throughout North America, Latin America, the Middle East and North Africa. Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions which improve well performance and allow its customers to generate higher returns on invested capital.

Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK”. For additional information, please visit www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Company Contact

Bond Clement
Chief Financial Officer
E: ir@flotekind.com
P: (713) 726-5322

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	6/30/2023	6/30/2022	3/31/2023	6/30/2023	6/30/2022

Revenue:
Revenue from external customers	$ 17,820	$ 12,824	$ 11,652	$ 29,472	$ 23,206
Revenue from related party	32,774	16,549	36,355	69,130	19,046
Total revenues	50,594	29,373	48,007	98,602	42,252
Cost of goods sold	46,690	31,678	46,127	92,817	45,036
Gross profit (loss)	3,904	(2,305)	1,880	5,785	(2,784)
Operating costs and expenses:
Selling, general, and administrative	8,351	6,821	6,451	14,803	11,707
Depreciation	174	182	176	349	377
Research and development	860	1,115	614	1,474	2,530
Severance costs	(2,279)	610	2,223	(56)	603
Gain on sale of property and equipment	—	(1,914)	—	—	(1,906)
Gain on lease termination	—	—	—	—	(584)
Gain in fair value of Contract Consideration Convertible Notes Payable	(3,874)	(17,158)	(26,095)	(29,969)	(13,266)
Total operating costs and expenses	3,232	(10,344)	(16,631)	(13,399)	(539)
Income (loss) from operations	672	8,039	18,511	19,184	(2,245)
Other income (expense):
Paycheck protection plan loan forgiveness	—	—	4,522	4,522	—
Interest expense	(705)	(1,597)	(1,672)	(2,377)	(2,265)
Other income (expense) , net	19	(104)	(9)	9	120
Total other income (expense), net	(686)	(1,701)	2,841	2,154	(2,145)
Income (loss) before income taxes	(14)	6,338	21,352	21,338	(4,390)
Income tax expense	(7)	(98)	(9)	(16)	(94)
Net income (loss)	$ (21)	$ 6,240	$ 21,343	$ 21,322	$ (4,484)

Income (loss) per common share:
Basic	$ —	$ 0.08	$ 0.22	$ 0.18	$ (0.06)
Diluted	$ (0.02)	$ (0.05)	$ (0.02)	$ (0.04)	$ (0.12)

Weighted average common shares:
Weighted average common shares used in computing basic income (loss) per common share	143,433	74,861	98,808	121,244	73,476
Weighted average common shares used in computing diluted loss per common share	169,500	124,335	158,441	164,165	107,086

FLOTEK INDUSTRIES, INC.UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$ 8,841	$ 12,290
Restricted cash	101	100
Accounts receivable, net of allowance for credit losses of $682 and $623 at June 30, 2023 and December 31, 2022, respectively	16,855	19,136
Accounts receivable, related party, net of allowance for credit losses of $0 at June 30, 2023 and December 31, 2022, respectively	23,033	22,683
Inventories, net	18,397	15,720
Other current assets	4,051	4,045
Current contract asset	7,716	7,113
Total current assets	78,994	81,087
Long-term contract assets	69,583	72,576
Property and equipment, net	4,753	4,826
Operating lease right-of-use assets	4,279	5,900
Deferred tax assets, net	404	404
Other long-term assets	17	17
TOTAL ASSETS	$ 158,030	$ 164,810
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 44,949	$ 33,375
Accrued liabilities	5,178	8,984
Income taxes payable	12	97
Interest payable	—	130
Current portion of operating lease liabilities	2,902	3,328
Current portion of finance lease liabilities	37	36
Current portion of long-term debt	179	2,052
Convertible notes payable	—	19,799
Contract Consideration Convertible Notes Payable	—	83,570
Total current liabilities	53,257	151,371
Deferred revenue, long-term	35	44
Long-term operating lease liabilities	6,584	8,044
Long-term finance lease liabilities	3	19
Long-term debt	149	2,736
TOTAL LIABILITIES	60,028	162,214
Stockholders’ equity:
Common stock, $0.0001 par value, 240,000,000 shares authorized; 158,220,075 shares issued and 151,541,446 shares outstanding at June 30, 2023; 83,915,918 shares issued and 77,788,391 shares outstanding at December 31, 2022	15	8
Additional paid-in capital	462,517	388,177
Accumulated other comprehensive income	147	181
Accumulated deficit	(330,197)	(351,519)
Treasury stock, at cost; 6,678,629 and 6,127,527 shares at June 30, 2023 and December 31, 2022, respectively	(34,480)	(34,251)
Total stockholders’ equity	98,002	2,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 158,030	$ 164,810

FLOTEK INDUSTRIES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$ 21,322	$ (4,484)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in fair value of contingent consideration	(324)	(134)
Change in fair value of Contract Consideration Convertible Notes Payable	(29,969)	(13,266)
Amortization of convertible note issuance costs	83	414
Payment-in-kind interest expense	2,284	1,819
Amortization of contract assets	2,390	737
Depreciation and amortization	349	377
Provision for credit losses, net of recoveries	63	87
Provision for excess and obsolete inventory	497	769
Gain on sale of property and equipment	—	(1,906)
Gain on lease termination	—	(584)
Non-cash lease expense	1,621	112
Stock compensation expense	(836)	1,591
Deferred income tax (benefit) expense	—	(5)
Paycheck protection plan loan forgiveness	(4,522)	—
Changes in current assets and liabilities:
Accounts receivable	2,218	(21,741)
Accounts receivable, related party	(350)	11,600
Inventories	(3,158)	(4,521)
Income taxes receivable	—	7
Other assets	(6)	(232)
Contract assets, net	—	(3,600)
Accounts payable	11,574	12,154
Accrued liabilities	(3,491)	(2,924)
Operating lease liabilities	(1,886)	(308)
Income taxes payable	(85)	99
Interest payable	(8)	24
Net cash used in operating activities	(2,234)	(23,915)
Cash flows from investing activities:
Capital expenditures	(292)	(5)
Proceeds from sale of assets	—	4,194
Net cash (used in) provided by investing activities	(292)	4,189
Cash flows from financing activities:
Payment for forfeited stock options	(617)	—
Payments on long term debt	(60)	—
Proceeds from issuance of convertible notes	—	21,150
Payment of issuance costs of convertible notes	—	(1,084)
Proceeds from issuance of warrants	—	19,500
Payments to tax authorities for shares withheld from employees	(229)	(138)
Proceeds from issuance of stock	33	24
Payments for finance leases	(15)	(21)
Net cash (used in) provided by financing activities	(888)	39,431
Effect of changes in exchange rates on cash and cash equivalents	(34)	95
Net change in cash and cash equivalents and restricted cash	(3,448)	19,800
Cash and cash equivalents at the beginning of period	12,290	11,534
Restricted cash at the beginning of period	100	1,790
Cash and cash equivalents and restricted cash at beginning of period	12,390	13,324
Cash and cash equivalents at end of period	8,841	33,084
Restricted cash at the end of period	101	40
Cash and cash equivalents and restricted cash at end of period	$ 8,942	$ 33,124

FLOTEK INDUSTRIES, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ITEMS AND NON-CASH ITEMS IMPACTING EARNINGS
(in thousands)

	Three Months Ended			Six Months Ended
	6/30/2023	6/30/2022	3/31/2023	6/30/2023	6/30/2022

Gross profit (loss)	$ 3,904	$ (2,305)	$ 1,880	$ 5,785	$ (2,784)
Stock compensation expense	2	218	(139)	$ (137)	$ 374
Severance and retirement	11	—	15	$ 26	$ 3
Contingent liability revaluation	35	(228)	(359)	$ (324)	$ (134)
Amortization of contract assets	1,139	737	1,250	$ 2,389	$ 737
Adjusted Gross profit (loss)	$ 5,091	$ (1,578)	$ 2,647	$ 7,739	$ (1,804)

Net income (loss)	$ (21)	$ 6,240	$ 21,343	$ 21,322	$ (4,484)
Interest expense	705	1,597	1,672	2,377	2,265
Income tax expense	7	98	9	16	94
Depreciation and amortization	174	182	176	349	377
EBITDA (Non-GAAP)	$ 865	$ 8,117	$ 23,200	$ 24,064	$ (1,748)
Stock compensation expense	274	852	(1,112)	(838)	1,591
Severance and retirement	(2,268)	610	2,238	(30)	606
Contingent liability revaluation	35	(228)	(359)	(324)	(134)
Gain on disposal of assets	—	(1,914)	—	—	(1,906)
Gain on lease termination	—	—	—	—	(584)
Contract Consideration Convertible Notes Payable revaluation adjustment	(3,874)	(17,158)	(26,095)	(29,969)	(13,266)
Amortization of contract assets	1,139	737	1,250	2,389	737
PPP loan forgiveness	—	—	(4,522)	(4,522)	—
Non-Recurring professional fees	1,825	1,742	1,549	3,376	2,017
Adjusted EBITDA (Non-GAAP)	$ (2,004)	$ (7,242)	$ (3,851)	$ (5,854)	$ (12,687)

(1) Management believes that adjusted gross profit and adjusted EBITDA for the three and six months ended June 30, 2023, and 2022, and the three months ended March 31, 2023, are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company’s normal operating results. Management analyses operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.